UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2016

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On January 30, 2016, Indoor Harvest Corp (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Kodiak Capital Group, LLC (the “Purchaser”). Under the Purchase Agreement, the Company shall issue and sell to the Purchaser a number of shares of its common stock, par value $0.001 per share (“Common Stock”) at a purchase price equal to the Maximum Commitment Amount (as defined in the Purchase Agreement) of $2,000,000 (the “Put Shares”). In accordance with the Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-1 by March 31, 2016 (the “Registration Statement”) to register for resale the Put Shares of Common Stock that may be issued under the Purchase Agreement.

Pursuant to the Purchase Agreement, from the date that the Securities and Exchange Commission has declared the Registration Statement effective (the “Effective Date”) until the one year anniversary thereof, the Company has the right to sell, from time to time, up to an aggregate of $2,000,000 Put Shares of Common Stock to the Purchaser. The Company will control the timing and amount of future sales, if any. The purchase price of the Put Shares will be equal to 80% of the lowest closing bid price of the Common Stock for any trading day during the five consecutive trading days immediately following the date of the Company’s notice to the Purchaser requesting the purchase. If during the Valuation Period, the Purchase Price falls below $0.50, the Investor may elect to purchase all, or any portion thereof, of the Put Shares for $0.50.

There is no minimum amount that the Company may require the Purchaser to purchase at any one time. The Company may not require the Purchaser to purchase Put Shares of Common Stock if such purchase, together with the shares of Common Stock underlying the Note, would result in the Purchaser’s beneficial ownership exceeding 9.99% of the outstanding Common Stock. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification and termination provisions. The Purchaser has covenanted not to cause or engage in any direct or indirect short selling of the Common Stock. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

The Purchase Agreement and the Registration Rights Agreement are provided to give investors information regarding the agreements’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of such agreements. Investors are not third-party beneficiaries under these agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of thereof, a copy of each of which is attached hereto as Exhibits 10.9 and 10.10, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The sale of securities pursuant to the Purchase Agreement will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.9  Form of Equity Purchase Agreement dates as of January 30, 2016 between the Company and Investor

10.10 Form of Registration Rights Agreement dated as of December 17, 2015 between the Company and Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: February 4, 2016	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director